Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 2, 2017, included in its Annual Report on Form 10-K relating to the consolidated financial statements of Mechanical Technology, Incorporated for the years ended December 31, 2016 and 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Albany, New York

May 5, 2017